Exhibit 99.5

TE CONNECTIVITY LTD.

RECONCILIATION OF NET SALES GROWTH (UNAUDITED)

	Change in Net Sales for the Fiscal Year Ended September 29, 2017
	versus Net Sales for the Fiscal Year Ended September 30, 2016
	Net		Organic Net			Acquisitions
	Sales Growth		Sales Growth (1)		Translation (2)	(Divestiture)
	($ in millions)
Transportation Solutions (3):
Automotive	$316	6.4%	$349	7.1%	$(33)	$—
Commercial Transportation	172	20.8	181	21.9	(9)	—
Sensors	48	6.3	23	3.0	(5)	30
Total	536	8.2	553	8.5	(47)	30
Industrial Solutions (3):
Industrial Equipment	328	23.1	77	5.5	(10)	261
Aerospace, Defense, Oil, and Gas	(25)	(2.3)	(19)	(1.7)	(7)	1
Energy	(11)	(1.6)	(8)	(1.0)	(3)	—
Total	292	9.1	50	1.6	(20)	262
Communications Solutions (3):
Data and Devices	(56)	(5.5)	24	2.3	(10)	(70)
Appliances	61	9.9	67	10.8	(6)	—
Total	5	0.3	91	5.7	(16)	(70)
Total	$833	7.3%	$694	6.1%	$(83)	$222

(1) Organic net sales growth is a non-GAAP financial measure. See description of non-GAAP financial measures.

(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.

(3) Industry end market information is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.